Exhibit 99.1

NEWS RELEASE

ICF INTERNATIONAL REPORTS SECOND QUARTER 2016 RESULTS

Second Quarter Highlights

■	Revenue Increased 6 Percent Year-on-Year, Driven by Strong Growth in Federal Government and Commercial Energy Markets
■	Diluted EPS Was $0.55, 17 Percent Ahead of Last Year; Non-GAAP EPS[1] Was $0.69
■	Operating Cash Flow of $15.7 Million Year-to-Date, a $10.7 Million Increase over Last Year
■	Contract Awards Were $303 Million, Trailing Twelve Month Contract Awards Were over $1.3 Billion for a Book-to-Bill of 1.13

First Half Performance Supports Full Year 2016 Revenue and EPS Guidance

FOR IMMEDIATE RELEASE:

Investor Contacts:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com +1.212.750.5800

Betsy Brod, MBS Value Partners, betsy.brod@mbsvalue.com +1.212.750.5800

Company Information Contact:

Steve Anderson, steve.anderson@icfi.com +1.703.934.3847

FAIRFAX, Va. (August 2, 2016) -- ICF International, Inc. (NASDAQ:ICFI), a leading provider of professional services and technology-based solutions to government and commercial clients, reported results for the second quarter and first half ended June 30, 2016.

Second Quarter and First Half 2016 Results

“This was another strong quarter for ICF. Revenues increased by 5.7 percent, driven by strong growth in our federal government business and supported by solid year-on-year growth in revenues from commercial clients,” said ICF International Chairman and Chief Executive Officer Sudhakar Kesavan. “First half results have caused us to now expect full year 2016 revenues to be at the high end of our guidance range. We are maintaining our GAAP earnings per share range, inclusive of year-to-date special charges.

1 Non-GAAP EPS is a non-GAAP measurement. A reconciliation of all non-GAAP references is set forth below.

“Our federal government revenues grew by 8.4 percent year-on-year, and each of our related markets, broadly defined as Energy, Health, and Safety & Security, showed gains over the prior year. Our commercial business performed as expected in the second quarter, with energy markets experiencing robust 8.9 percent year-on-year growth and 6.5 percent sequential growth, and digital marketing services posting another quarter of sequential growth.

“Earnings per share growth continued to outpace revenue growth, benefitting primarily from higher utilization rates, reduced amortization expenses and a lower tax rate. Pass-through revenues were 15 percent higher than anticipated, which reduced our expected EBITDA2 margin by approximately 25 basis points.

“We continue to effectively leverage our domain expertise and scale in IT and digital, marketing and communications services to win new contracts, which accounted for the large majority of our second quarter awards. Our pipeline reached a record $4 billion at the end of the second quarter,” Mr. Kesavan said.

Second quarter 2016 revenue was $305.4 million, a 5.7 percent increase from the $288.9 million reported in the 2015 second quarter. Service revenue2 increased 3.2 percent to $222.4 million. Net income was $10.6 million in the 2016 second quarter, or $0.55 per diluted share, up 17.0 percent from $0.47 per diluted share in the prior year. Non-GAAP EPS increased 9.5 percent to $0.69 per share in the 2016 second quarter compared to $0.63 in the prior year. EBITDA was $26.6 million, in-line with the $26.9 million reported in the 2015 second quarter. EBITDA margin was 8.7 percent in the quarter. Adjusted EBITDA2, which excludes special charges related to international severance and office closures of $1.1 million, was $27.7 million or 9.1 percent of revenues, up from last year’s $26.9 million.

Backlog and New Business Awards

Total backlog was $1.9 billion at the end of the second quarter of 2016. Funded backlog was $811 million, or approximately 42 percent of the total. The total value of contracts awarded in the 2016 second quarter was $303 million. Trailing twelve month contract awards were $1.3 billion for a book-to-bill ratio of 1.13.

Government Business Second Quarter 2016 Highlights

▪

U.S. federal government revenues increased 8.4 percent year-on-year to $148.3 million in the second quarter of 2016 and accounted for 49 percent of total revenue, compared to 47 percent in last year’s second quarter.

▪	U.S. state and local government revenues increased 16.7 percent year-on-year and accounted for 11 percent of total revenue, compared to 10 percent in the year-ago period.
▪	International government revenues decreased by 14.4 percent year-on-year on a reported basis, and accounted for 6 percent of total revenue, compared to 8 percent in last year’s second quarter.

2 Service revenue, EBITDA and adjusted EBITDA are non-GAAP measurements. A reconciliation of all non-GAAP references is set forth below.

Key Government Contracts Awarded in the Second Quarter

ICF was awarded more than 100 U.S. federal contracts and task orders and more than 200 additional contracts from state and local and international governments. The largest awards were:

▪	Business Operations: A $65.7 million contract with a U.S. federal financial services agency to provide management support and business analysis services.

▪	Analytic Solutions: A contract with a value up to $60 million with the U.S. National Institutes of Health to provide scientific information management and literature-based evaluations.

▪	Strategic Communications: A framework contract with a value up to 26 million euros with the European Commission to develop and implement communications strategies and activities.

▪	Environmental Services: Two contracts with a combined value of up to $14 million with the State of California Department of Transportation to provide environmental and biological support services.

▪	Technical Assistance: An $11.2 million contract with the U.S. Department of Housing and Urban Development to support an integrated technical assistance and capacity building initiative.

▪	Compliance and Security: A $9.6 million contract with the U.S. Social Security Administration to maintain and improve its security processes and oversight of offices nationwide.

▪	Project Management: An $8.4 million contract with the U.S. Department of State to provide information planning and management services for the Bureau of International Narcotics and Law Enforcement.

▪	Program Management: A contract with a value of up to 7 million euros with the European Commission to support establishment, organization, management and coordination of a European center of expertise.

▪	Environmental Planning: A $5.6 million contract with a regional transportation authority to provide environmental impact assessment of a road widening project.

▪	Strategic Communications: A $5 million task order with the U.S. Centers for Disease Control and Prevention to oversee a large-scale communications campaign.

Other notable government wins with significant value included: disaster recovery support with a state in the Northeastern U.S.; international development efforts with the U.S. Agency for International Development; digital citizen solutions support for the U.S. Federal Trade Commission; technology solutions for the Office of the Secretary of the Navy; health informatics for the U.S. Department of Health and Human Services; and program evaluation for the European Commission.

Commercial Business Second Quarter 2016 Highlights

Commercial revenues were $103.6 million, 3.5 percent above the $100.0 million in last year’s second quarter.

Digital services accounted for 44 percent of commercial revenues. Energy markets, which includes energy efficiency, represented 32 percent of commercial revenues.

Key Commercial Contracts Awarded in the Second Quarter

Commercial sales were $100 million in the second quarter, and ICF was awarded more than 700 commercial projects globally during the period. The largest awards were:

Digital Services:

▪	An $8.1 million contract to support digital solutions and social marketing efforts with a major healthcare services company.
▪	A $5.3 million contract to support customer loyalty and retention for a Fortune 500 company.
▪	A $2.1 million contract with an international retailer to provide customer loyalty solutions.
▪	A $1.6 million contract with a mortgage corporation to support website operations.

Energy Markets:

▪	Three contracts with a combined value of $11 million with Kansas City Power and Light to support residential energy efficiency programs.
▪	Two contracts with a combined value of $4.8 million to support environmental planning efforts and a safety initiative with a major utility in the Western U.S.
▪	A $4.1 million contract with a utility in the Western U.S. to provide social listening tools and other digital services.
▪	A $3.2 million contract with a major Midwestern U.S. utility to support energy efficiency programs.
▪	A $3.0 million contract with a utility in the Northeastern U.S. to help manage its energy efficiency portfolio.

Other commercial wins with a value of at least $1 million each included: digital solutions for a real estate investment trust in the Midwestern U.S.; public relations support for a multinational food, snack and beverage corporation; brand support for a major regional U.S. bank; residential portfolio support for a utility in the Midwestern U.S.; and loyalty program support for a multinational retailer.

Summary and Outlook

“We are looking ahead to a strong second half in which mid-single digit revenue growth is expected to drive continued double-digit growth in diluted earnings per share. Based on year-to-date results and visibility, we expect full year 2016 revenue to be at the high end of our guidance range, and we are maintaining our diluted EPS guidance range, inclusive of the special charges incurred in this year’s second quarter. We expect our federal government business to grow at a mid-single digit rate, ahead of the low-single digit rate we had originally expected. Revenues from commercial clients are expected to grow at a mid-single digit rate for the full year, driven by double-digit growth in the second half. A summary of our expectations is as follows:

■	Full year 2016 revenues at the high end of the $1.15 billion to $1.19 billion range, approximately 5 percent ahead of 2015 levels;
■	Diluted EPS at $2.40 to $2.55, or $2.48 at the midpoint, up 24.0 percent from $2.00 in 2015, inclusive of year-to-date special charges;
■	Non-GAAP EPS to be $2.79 to $2.94, which represents year-on-year growth of 8.7 percent at the midpoint;
■	EBITDA margin for full year 2016 of between 9.7 percent and 10.0 percent, up from 9.6 percent in 2015 and reflective of higher pass-through revenues;
■	And, full year cash flow from operations of between $85 million to $95 million for 2016,” Mr. Kesavan concluded.

Per share guidance assumes weighted average shares outstanding of approximately 19.4 million and a full year effective tax rate of no more than 38.0 percent.

###

About ICF International

ICF (NASDAQ:ICFI) is a global consulting and technology services provider with more than 5,000 professionals focused on making big things possible for our clients. We are business analysts, public policy experts, technologists, researchers, digital strategists, social scientists and creatives. Since 1969, government and commercial clients have worked with ICF to overcome their toughest challenges on issues that matter profoundly to their success. Come engage with us at www.icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

ICF International, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Revenue	$305,419	$288,949	$589,018	$562,476
Direct Costs	194,188	178,251	371,387	342,820
Operating costs and expenses:
Indirect and selling expenses	84,641	83,782	166,200	168,615
Depreciation and amortization	4,084	3,894	8,103	7,742
Amortization of intangible assets	3,148	4,288	6,276	8,603
Total operating costs and expenses	91,873	91,964	180,579	184,960

Operating Income	19,358	18,734	37,052	34,696
Interest expense	(2,460)	(2,489)	(4,905)	(5,053)
Other (expense) income	(57)	(1,190)	218	(1,421)
Income before income taxes	16,841	15,055	32,365	28,222
Provision for income taxes	6,258	5,881	11,891	11,148
Net income	$10,583	$9,174	$20,474	$17,074

Earnings per Share:
Basic	$0.56	$0.47	$1.08	$0.88
Diluted	$0.55	$0.47	$1.06	$0.86

Weighted-average Shares:
Basic	19,008	19,475	19,001	19,462
Diluted	19,293	19,706	19,320	19,805

Other comprehensive (loss) income:
Foreign currency translation adjustments, net of tax	(2,026)	1,499	(2,943)	(589)
Comprehensive income, net of tax	$8,557	$10,673	$17,531	$16,485

ICF International, Inc. and Subsidiaries
Reconciliation of Non-GAAP financial measures
(in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Reconciliation of Service Revenue
Revenue	$305,419	$288,949	$589,018	$562,476
Subcontractor and Other Direct Costs(1)	(83,052)	(73,537)	(154,221)	(136,780)
Service Revenue	$222,367	$215,412	$434,797	$425,696

Reconciliation of EBITDA and Adjusted EBITDA
Net Income	$10,583	$9,174	$20,474	$17,074
Other expense (income)	57	1,190	(218)	1,421
Interest expense	2,460	2,489	4,905	5,053
Provision for income taxes	6,258	5,881	11,891	11,148
Depreciation and amortization	7,232	8,182	14,379	16,345
EBITDA	26,590	26,916	51,431	51,041
Acquisition-related expenses(2)	—	—	—	189
Special charges related to severance for staff realignment(3)	1,086	—	1,086	—
Special charges related to office closures	55	(10)	55	156
Adjusted EBITDA	$27,731	$26,906	$52,572	$51,386

Reconciliation of Non-GAAP EPS
Diluted EPS	$0.55	$0.47	$1.06	$0.86
Acquisition-related expenses(2)	—	—	—	0.01
Special charges related to severance for staff realignment(3)	0.06	—	0.06	—
Special charges related to office closures	—	0.05	—	0.06
Amortization of intangibles	0.16	0.22	0.32	0.43
Income tax effects(4)	(0.08)	(0.11)	(0.14)	(0.19)
Non-GAAP EPS	$0.69	$0.63	$1.30	$1.17

(1)	Subcontractor and Other Direct Costs exclude Direct Labor and Fringe.
(2)	Acquisition-related expenses include expenses related to closed acquisitions.
(3)	Special charges related to severance were for an international staff realignment in the second quarter of 2016.
(4)

Income tax effects were calculated using an effective U.S. GAAP tax rate of 37.2% and 39.1% for the second quarter of fiscal year 2016 and 2015, respectively, and an effective tax rate of 36.7% and 39.5% for the first six months of fiscal year 2016 and 2015, respectively.

ICF International, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2016	December 31, 2015
	(Unaudited)
Current Assets:
Cash and cash equivalents	$10,848	$7,747
Contract receivables, net	282,673	256,965
Prepaid expenses and other	19,109	10,032
Total current assets	312,630	274,744
Total property and equipment, net of accumulated depreciation of $78,857 and $71,203 as of June 30, 2016 and December 31, 2015, respectively	44,069	45,425
Other assets:
Goodwill	685,389	687,404
Other intangible assets, net	52,464	58,899
Restricted cash	1,365	1,362
Other assets	13,428	12,456
Total Assets	$1,109,345	$1,080,290

Current Liabilities:
Accounts payable	$57,733	$63,738
Accrued salaries and benefits	61,401	43,118
Accrued expenses and other current liabilities	42,552	43,001
Deferred revenue	32,570	30,523
Income tax payable	305	2,604
Total current liabilities	194,561	182,984
Long-term liabilities:
Long-term debt	317,904	311,532
Deferred rent	15,691	15,785
Deferred income taxes	34,823	33,326
Other	10,058	13,387
Total Liabilities	573,037	557,014
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.001 per share; 70,000,000 shares authorized; 21,553,269 and 21,313,472 issued; and 18,976,925 and 19,032,054 outstanding as of June 30, 2016 and December 31, 2015, respectively	22	21
Additional paid-in capital	286,350	280,113
Retained earnings	345,780	325,306
Treasury stock	(85,410)	(74,673)
Accumulated other comprehensive loss	(10,434)	(7,491)
Total Stockholders’ Equity	536,308	523,276
Total Liabilities and Stockholders’ Equity	$1,109,345	$1,080,290

ICF International, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Six months ended
	June 30,
	2016	2015
	(Unaudited)
Cash flows from operating activities
Net income	$20,474	$17,074
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash equity compensation	5,042	5,701
Depreciation and amortization	14,379	16,345
Other adjustments, net	1,768	(736)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Contract receivables, net	(27,158)	(23,956)
Prepaid expenses and other assets	(10,650)	686
Accounts payable	(4,147)	(3,267)
Accrued salaries and benefits	18,336	(10,418)
Accrued expenses and other current liabilities	(827)	(5,942)
Deferred revenue	2,182	270
Income tax receivable and payable	(2,311)	7,870
Other liabilities	(1,351)	1,362
Net cash provided by operating activities	15,737	4,989

Cash flows from investing activities
Capital expenditures for property and equipment and capitalized software	(7,856)	(5,782)
Payments for business acquisitions, net of cash received	—	(1,818)
Net cash used in investing activities	(7,856)	(7,600)

Cash flows from financing activities
Advances from working capital facilities	259,215	211,777
Payments on working capital facilities	(252,843)	(201,829)
Payments on capital expenditure obligations	(2,020)	(1,366)
Debt issue costs	—	(17)
Proceeds from exercise of options	1,158	495
Tax benefits of stock option exercises and award vesting	—	1,234
Net payments for stockholder issuances and buybacks	(10,695)	(10,760)
Net cash used in financing activities	(5,185)	(466)
Effect of exchange rate changes on cash	405	(1,596)
Increase (decrease) in cash and cash equivalents	3,101	(4,673)
Cash and cash equivalents, beginning of period	7,747	12,122
Cash and cash equivalents, end of period	$10,848	$7,449

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$3,804	$5,940
Income taxes	$12,059	$9,263

Non-cash investing and financing transactions:
Capital expenditure obligations	$—	$10,297

ICF International, Inc. and Subsidiaries
Supplemental Schedule

Revenue by market(1)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Energy, environment, and infrastructure	38%	37%	38%	37%
Health, education, and social programs	44%	45%	44%	44%
Safety and security	8%	8%	8%	8%
Consumer and financial	10%	10%	10%	11%

Total	100%	100%	100%	100%

Revenue by client	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

U.S. federal government	49%	47%	49%	47%
U.S. state and local government	11%	10%	11%	10%
International government	6%	8%	6%	7%
Government	66%	65%	66%	64%

Commercial	34%	35%	34%	36%

Total	100%	100%	100%	100%

Revenue by contract	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Time-and-materials	44%	43%	44%	43%
Fixed-price	36%	39%	37%	39%
Cost-based	20%	18%	19%	18%

Total	100%	100%	100%	100%

(1) Certain revenue amounts in the prior year have been reclassified due to minor adjustments.